SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: October 15, 2002


                           IVP TECHNOLOGY CORPORATION
                           --------------------------
               (Exact Name of Registrant as Specified in Charter)



         NEVADA                     000-30397               65-6998896
         ------                     ---------               ----------
(State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)            File Number)          Identification No.)



                    2275 LAKESHORE BOULEVARD WEST, SUITE 401
                            TORONTO, ONTARIO, M8V 3Y3
                            -------------------------
                    (Address of principal executive offices)


                                 (416)-255-7578
                                  -------------
                (Registrant's Executive Office Telephone Number)





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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On September 30, 2002 IVP Technology Corporation ("the company" or "IVP") executed a revised agreement with TIG Acquisition Corporation ("TIG" or "The Innovation Group plc."), the US subsidiary of The Innovation Group plc., related to the December 28, 2001 agreement (the "Classifier" agreement) for the distribution of the "Classifier" software product. Under the terms of the December 28, 2001 agreement, the company was obligated to pay TIG $3,620,268 by December 31, 2002 for purchases of Classifer software. The company has paid $713,610 in connection with its obligation to purchase the Classifer software product. As a result of the renegotiation of the Classifier agreement, IVP is formally relieved of its remaining financial obligation to purchase Classifier software.

     In renegotiating the TIG Agreement, IVP was granted a non-exclusive distributorship for the Aurora iBOS product in addition to maintaining its non-exclusive distributorship for the Classifier product for a period of two years. The company was also granted the non-exclusive right to license and distribute the Classifer and the iBOS software within the United Kingdom in addition to the territories of North America, Canada and Mexico.

     In exchange for the debt relief, IVP returned to TIG its rights to license and distribute the "Classifer" software to the financial services sector.

     The financial result of the revised agreement will be to reduce both the accounts payable related to the license agreement in the amount of $2,906,658 as shown on the financial statements for the period ended June 30, 2002 and the License agreement asset shown on the balance sheet as $2,695,364. There will also be a recovery of depreciation and amortization related to this transaction. All amounts shown are without any foreign currency exchange fluctuations that may have occurred between the date of the financial statements and today.










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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      IVP TECHNOLOGY CORPORATION

Dated: October 15, 2002
                                      By  /s/ Brian J. MacDonald
                                          ---------------------------
                                          Name: Brian J. MacDonald
                                          Its: President and CEO